EXHIBIT 10.3


                              AMENDMENT NUMBER 2
                                      TO
                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------

      THIS IS AMENDMENT NUMBER 2 (the "Amendment") being executed and delivered by and between Rapid Link, Inc., formerly known as Dial-Thru International Corporation, a Delaware corporation ("Rapid"), and Global Capital Funding Group, L.P., a Delaware limited partnership ("GCFG"), and dated as of September 14, 2006, in order to amend that certain Securities Purchase Agreement by and between Rapid and GCFG dated as of November 8, 2002, as amended by Amendment Number 1 dated as of June 1, 2005 (the "Securities Purchase Agreement").

                                   RECITALS

      A. The parties to this Amendment wish to amend certain terms of that certain secured promissory note dated as of November 8, 2002 in the principal amount of $1,250,000 issued pursuant to the Securities Purchase Agreement (the "Primary Note") and that certain Secured Promissory Note dated as of June 1, 2005 in the principal amount of $400,000 (the "Secondary Note"), all as further set forth below.

      B. In consideration of the accommodations and amendments set forth in this Amendment, Rapid will amend all presently exercisable warrants to purchase shares of Rapid's Common Stock held by GCFG (the "Warrants"), on the terms and conditions set forth below.

                                  AGREEMENT

       NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the sufficiency, mutuality and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Amendment of the Primary Note and Secondary Note. The Primary Note, and Secondary Note (as that term is defined in Amendment Number 1 to the Securities Purchase Agreement) shall be amended and restated as follows:
 (a) the conversion price of the common stock of Rapid shall not be lower than $0.10 and not to exceed $0.25, (b) Rapid shall have the option to repay in full the principal and accrued interest on either or both the Primary Note and the Secondary Note at a discount of 20% up to December 1, 2006; thereafter the discount shall decrease to 15% up to March 1, 2007; thereafter the discount shall decrease to 10% up to June 1, 2007;
 thereafter the discount shall decrease to 0% and be of no further effect.

      2. Amendment of Warrants. In connection with the agreement by GCFG to accept the discounted repayments set forth herein, Rapid shall re-price all Warrants presently held by GCFG to an exercise price of $0.05 and extend the maturity of said Warrants to June 1, 2010. The common shares underlying the Warrants will not be sold before August 31, 2007.

      3. Additional Waivers. In furtherance of this amendment, GCFG shall waive any and all (a) breaches, violations and Events of Default by Rapid arising prior to the date hereof under or pursuant to the Securities Purchase Agreement, including without limitation, any Registration Default (including any violation of Section 3.4(a) in respect thereof) and any Event of Default set forth in Sections 12.1(d), (e), (i) and (l) and (b), all damages, costs, fees and expenses arising directly or indirectly from such breaches, violations and defaults, including without limitation, any and all accrued amounts arising from or pursuant to default interest rates and liquidated damages that otherwise may be due and owing by Rapid under the Securities Purchase Agreement. In the interest of clarity, the parties to this Amendment agree that all existing breaches, violations and Events of Default under or pursuant to the Securities Purchase Agreement for any action or failure to act by Rapid that remain uncured on the Effective Date are, and will continue to be, waived by GCFG on and after such date. In that regard, Rapid shall remain subject to the terms and conditions of the Securities Purchase Agreement following the Effective Date and shall otherwise be liable for any and all breaches or violations of the terms thereof after the Effective Date; provided further that, in the interest of clarity, GCFG has not declared any Event of Default under any of the Transaction Documents as of the Effective Date.

      4. No Other Effect on the Securities Purchase Agreement. Except as amended by this Amendment, the Securities Purchase Agreement remains in full force and effect.

      5. Effective Date. This Amendment shall be effective as of September 14, 2006 (the "Effective Date").

      6.  Miscellaneous.

           (a) Captions; Certain Definitions. Titles and captions of or in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any of its provisions. All capitalized terms not otherwise defined herein shall have the meaning therefor, as set forth in the Securities Purchase Agreement

           (b) Controlling Law. This Amendment is governed by, and shall be construed and enforced in accordance with the laws of the State of Delaware (except the laws of that jurisdiction that would render such choice of laws ineffective).

           (c) Counterparts. This Amendment may be executed in one or more counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Amendment or its terms to account for more than one of such counterparts. This Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from a copy of this Amendment and attached to another copy in order to form one or more counterparts.


                         Signatures on following page


      IN WITNESS WHEREOF, this Amendment has been executed and delivered by Rapid and GCFG as of the date first set forth above.

 Rapid:                   Rapid Link, Inc.


                          By:
                          Name:__________________________________
                          Title:___________________________________


 GCFG:                    GLOBAL CAPITAL FUNDING GROUP, L.P.
                          By Global Capital Management Services, Inc.
                          Its General Partner


                          By:
                          Name:__________________________________
                          Title:_________________________________

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